AMENDMENT ##3 TO PARTICIPATION AGREEMENT
                           DATED AS OF MARCH 21, 2000
                 (AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME)

                                      AMONG

             ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY,

                    INVESCO VARIABLE INVESTMENT FUNDS, INC.,

                           INVESCO FUNDS GROUP, INC.,

                                       AND

                           INVESCO DISTRIBUTORS, INC.


WHEREAS, Allmerica Financial Life Insurance and Annuity Company, INVESCO Variable Investment Funds, Inc. and INVESCO Distributors, Inc. entered into a Fund Participation Agreement on March 21, 2000; and

WHEREAS, the parties desire to amend the Participation Agreement by mutual written consent;

NOW THEREFORE, the parties to hereby agree that Schedule A to the Participation Agreement is amended to read in its entirety as follows:

                                      SCHEDULE A

The following Separate Accounts and Associated Contracts of Allmerica Financial Life Insurance and Annuity Company are permitted in accordance with the provisions of this Agreement to invest in Portfolios of the Fund shown in Schedule B:

Contracts Funded by Separate Account             Name of Separate Account
------------------------------------             ------------------------

Allmerica ExecAnuity Plus 91                     Separate Account VA-K

Allmerica ExecAnuity Plus 91                     Separate Acc,ount VA-K

Allmerica Advantage                              Separate Account VA-K

Allmerica Ultimate Advantage                     Separate Account VA-K

Allmerica Accumulator                            Separate Account VA-K

Fund Quest                                       Separate Account VA-K

Allmerica Value Generation ("Annuity Scout")     Separate Account VA-K

Select Reward                                    Select Separate Account

Select Resource                                 Select Separate Account

Select Charter                                   Select Separate Account

Select Secondary Markets                         Select Separate Account

All terms and conditions of the Participation Agreement and Schedules thereto shall continue in full force and effect except as amended herein.
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IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of January 1, 2001.

                                    ALLMERICA FINANCIAL LIFE INSURANCE
                                    AND ANNUITY COMPANY


                                    By: /s/Richard M. Reilly
                                        ----------------------------
                                        Richard M. Reilly, President


                                    INVESCO VARIABLE INVESTMENT FUNDS,
                                    INC.


                                    By: /s/Ronald L. Grooms
                                        ---------------------------
                                        Ronald L. Grooms, Treasurer


                                    INVESCO FUNDS GROUP, INC.

                                    By: /s/Ronald L. Grooms
                                        ---------------------------
                                        Ronald L. Grooms, Senior Vice President

                                    INVESCO DISTRIBUTORS, INC.

                                    By: /s/Ronald L. Grooms
                                        ---------------------------
                                        Ronald L. Grooms, Senior Vice President